Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No.333-235314) on Form S-8 of our reports dated April 18, 2023, relating to the financial statements of Gaotu Techedu Inc. and the effectiveness of Gaotu Techedu Inc.'s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 18, 2023